UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 5, 2022

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Preferred Stock Articles Supplementary

On July 5, 2022, Cottonwood Communities, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) Articles Supplementary to the Company’s Articles of Amendment and Restatement that reclassified and restored authorized but unissued shares of preferred stock, par value $0.01 per share, of the Company that were previously classified and designated by the Company’s Board of Directors as Series 2016 Preferred Stock and Series 2017 Preferred Stock, to the status of unclassified and undesignated shares of authorized preferred stock, to the extent not already restored to such status by the terms of such series of preferred stock. After giving effect to the foregoing, the Company has the authority to issue 100,000,000 shares of preferred stock, of which 12,800,000 are classified as Series 2019 Preferred Stock and the remaining are unclassified and undesignated shares of authorized preferred stock. There has been no increase in the authorized shares of stock of the Company effected by the Articles Supplementary. The foregoing description of the Articles Supplementary is qualified in its entirety by the full text of the Articles Supplementary attached as Exhibit 3.1 hereto. The Articles Supplementary were effective upon filing with the SDAT.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary - Reclassification of Series 2016 Preferred Stock and 2017 Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

Date:   July 6, 2022